CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Oppenheimer Main Street Fund, Inc.:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Main Street Fund, a series of Oppenheimer Main Street Fund, Inc., on Form N-14 of our report dated October 17, 2011, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information to Combined Prospectus and Proxy Statement, which are part of such Registration Statement.

                         /s/ KPMG LLP
                         KPMG LLP

Denver, Colorado

October 31, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Principal Protected Trust III:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Principal Protected Main Street Fund III, a series of the Oppenheimer Principal Protected Trust III, dated October 17, 2011, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information to Combined Prospectus and Proxy Statement, which are part of this Registration Statement on Form N-14 of Oppenheimer Main Street Fund, Inc.

                         /s/ KPMG LLP
                         KPMG LLP

Denver, Colorado

October 31, 2011